Exhibit 32.1

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Priced In Corp. (the “Company”) on Form 10-K for the period ending September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Lasky, Chief Financial Officer and Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Annual Report on Form 10-K for the period ending September 30, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-K for the period ending September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of Priced In Corp.

Date: November 4, 2014	By:	/s/ Jay Lasky
Jay Lasky Chief Executive Officer and Chief Financial Officer